CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer International Bond Fund:

We consent to the use of our report dated November 21, 2012, with respect to the financial statements and financial highlights of Oppenheimer International Bond Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG LLP

KPMG LLP

Denver, Colorado

January 24, 2013